SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 22, 2002

CORE SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-30567	88-0422308
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

2148 1/2 Sunset Boulevard

Los Angeles, California 90026

(Address of principal executive offices)

(213) 483-7044

(Issuer's Telephone Number)

Premier Axium ASP, Inc.

(Former Name and Address, if changed since last report)

Item 5. Other Events

Management has terminated consulting agreements and has discontinued transacting any and all business with Suburban Capital Corporation, Frank Custable, Dr. G.K. Kumar, Ed Miers, Sara Wetzel, Robert C. Romine, James Carroll, Metromedia Research Group L.L.C., North Coast Investments, Inc. and each of their respective associates and affiliates.

Management does not anticipate that this action will have any significant effect on its operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORE SOLUTIONS, INC.

/s/ Christine Favara

Christine Favara, President, CEO

Dated: August 22, 2002